 Exhibit 77(Q3)

AGREEMENT
APPOINTING SECURITIES TRANSFER CORPORATION
AS TRANSFER AGENT AND REGISTRAR

This Agreement is made this 24th day of June, 2014, between Securities Transfer Corporation, a Texas Corporation, and Foxby Corp., a Maryland corporation (the "Company").

     1. Appointment.  Securities Transfer Corporation is hereby appointed transfer agent and registrar of the following shares of the Company's stock:

Class	Par Value Per Share	Number of Shares Authorized	Number of Shares Covered by This Appointment
Common	$0.01	500,000,000	500,000,000

Preferred

By resolution adopted by the Company's Board of Directors, Securities Transfer Corporation may from time to time be appointed to act in the capacity of dividend disbursing agent, warrant agent, exchange agent, redemption agent, escrow agent or any other similar capacity as may be agreed upon by Securities Transfer Corporation and the Company.

    2. Originally Issued Shares.  Should the Company elect to issue certificates, Securities Transfer Corporation is hereby authorized originally to issue, register and countersign certificates (that is, certificates not issued upon transfer and cancellation of existing certificates then outstanding) of the Company's stock covered by this appointment upon being furnished with an appropriate written request signed by an officer of the Company, a certified copy of a resolution of the Board of Directors authorizing such original issue and, if specifically requested by Securities Transfer Corporation, an opinion of counsel as described in Paragraph 15 (g)(i),(ii) and (iii), below.

    3.  Transfer of Outstanding Shares.  Securities Transfer Corporation is hereby authorized to accept for transfer any outstanding certificates or uncertificated shares representing the Company's stock covered by this appointment, and, should the Company elect to issue certificates, to issue and countersign new certificates in place thereof, except that Securities Transfer Corporation may refuse to transfer such certificate if it in good faith believes that the certificate, when surrendered for transfer, is not validly or genuinely endorsed or is otherwise not in compliance with law.  Securities Transfer Corporation reserves the right to refuse to transfer shares until it is satisfied that the requested transfer is legally authorized and it shall incur no liability for the refusal in good faith to make transfers which it, in its judgment, believes may be improper, unauthorized or for any reason not permitted by law.  Securities Transfer Corporation may, in effecting transfers, rely upon Simplification Acts or the Uniform Commercial Code, which it believes, may protect Securities Transfer Corporation and the Company in not requiring complete documentation.  In cases in which Securities Transfer Corporation is not directed or otherwise required to maintain the consolidated records of stockholders' accounts, Securities Transfer Corporation shall not be liable for any loss, which may arise by reason of not having such records where it has exercised ordinary diligence.  Securities Transfer Corporation shall be under no duty to use a greater degree of diligence by reason of not having such records.

    4.  Transfer or Cancellation of Treasury Shares.  Securities Transfer Corporation is hereby authorized to transfer or cancel certificates or uncertificated shares of the Company's stock covered by this appointment in the name of or belonging to the Treasury of the Company, upon receipt of the certificate(s) endorsed by an officer of the Company, a certified copy of a resolution of the Board of Directors authorizing such endorsement and such transfer or cancellation, and, in the case of a transfer only, an opinion of counsel as described in Paragraph 15(g)(iii), below.

5. Lost or Destroyed Certificates. Securities Transfer Corporation shall be authorized to issue replacement uncertificated shares in book entry form or, should the Company elect to issue certificates, Securities Transfer Corporation may issue new certificates in place of certificates represented to have been lost, stolen or destroyed in accordance with the Board of Directors' resolution described in Paragraph 15 (h), below, upon receiving a bond or other indemnity satisfactory to Securities Transfer Corporation.  Securities Transfer Corporation is further authorized in its discretion to issue replacement uncertificated shares in book entry form or, should the Company elect to issue certificates, a new certificate in exchange for, and upon surrender of, an identifiable mutilated certificate.

6. Delivery of Certificates by Mail.  Securities Transfer Corporation is hereby authorized to forward stock certificates, Scripps and warrants of the Company by mail in accordance with the terms of a blanket bond or other satisfactory indemnity covering non-receipt of such mailed instruments.  Said bond shall name, directly or indirectly, the Company and Securities Transfer Corporation as obligees.

  In the event of the non-receipt of such certificates mailed by Securities Transfer Corporation, the Company hereby authorizes the issuance of new certificates for a like amount in place thereof upon receipt of a properly executed affidavit and proof of loss provided for under said blanket bond and the issuance by the surety company of an assumption of the loss under said blanket bond, all without further action or approval of the Board of Directors or the officers of the Company.

    7.  Unclaimed or Undelivered Stock Certificates.  Where a stock certificate, for any reason, is in the possession of Securities Transfer Corporation and has not been claimed by the registered holder or cannot be delivered to the registered holder through usual channels, Securities Transfer Corporation may, after the expiration of two years from the date said certificate was issued, return said certificate to the Company to be held by the Company for the registered holder or transferred in accordance with applicable laws or create a book entry account for such holder for such stock and cancel the certificate.

    8.  Books and Records.  Securities Transfer Corporation is hereby authorized to establish and maintain such books of the Company as may be required in the performance of its agency, and to establish and maintain stock ledgers for the Company and to make entries therein of all uncertificated shares and certificates issued, canceled and transferred.  In case of any request or demand for the inspection of such stock books, Securities Transfer Corporation will obtain prior approval from the Company and secure instructions as to permitting or refusing such inspection.  Securities Transfer Corporation reserves the right however, to exhibit the stock books to any person if it is advised by its counsel that it may be held liable for the failure to exhibit the stock books to such person.

    9.  Instructions, Opinions of Counsel and Signatures.  At any time, Securities Transfer Corporation may apply to an officer of the Company for instructions or information, and may consult counsel for the Company or its own counsel, in respect to any matter arising in connection with the agency, and it shall not be liable for any action taken or omitted by it in good faith in accordance with such instructions, information or the advice or opinion of such counsel.  Securities Transfer Corporation shall be protected in acting upon any paper or document reasonably believed by it to be genuine and to have been signed by the proper person or persons and shall not be held to have notice of any change of authority of any person, until receipt of written notice thereof from the Company.  It shall also be protected in recognizing stock certificates, which it reasonably believes, bear the proper manual or facsimile signatures of the officers of the Company and the proper counter-signature of a transfer agent or registrar, or of a co-transfer agent or co-registrar.  Securities Transfer Corporation may rely conclusively, for any and all purposes, upon any advice of transfers given by the Company or its counsel made in the course of transfer or representing original issuance’s, retirements or cancellation of shares; upon advice of stop transfer orders placed, released or in effect against outstanding certificates; and upon any certification or notification as to the number of shares issued, the certificates representing such shares and other information which Securities Transfer Corporation may receive from time to time.  It shall be protected in relying upon all information contained in Exhibit A hereto or otherwise supplied to Securities Transfer Corporation by the Company in accordance with the provisions of this Agreement.

    10.  Indemnification.  Each of Securities Transfer Corporation and the Company shall not be liable for any act or omission in connection with this agreement except for its own negligence or willful misconduct.  Each of the Company and Securities Transfer Corporation assumes full responsibility and will indemnify each other and save each other harmless from and against any and all actions or suits, whether groundless or otherwise, and from and against any and all losses, damages, costs, charges, counsel fees, payments, expenses and liabilities arising out of the agency relationship, where the other party has acted without negligence and without willful misconduct.  Neither Securities Transfer Corporation nor the Company shall be under any obligation to prosecute any action or suit in respect of any agency relationship, which, in its sole judgment, may involve it in expense or liability.  In any action or suit each of the Company and Securities Transfer Corporation shall, as often as requested, furnish the other party with satisfactory indemnity against any expense or liability growing out of such action or suit by or against such party.

11.  Previous Transfer Agent.  Securities Transfer Corporation shall not be responsible for any discrepancies in its records or between its records and those of the Company if it is a successor transfer agent or successor registrar unless no discrepancy existed in the records of the Company and any predecessor transfer agent or predecessor registrar.

Securities Transfer Corporation agrees to exercise reasonable diligence in converting the records and information of any such previous stock transfer agent to Securities Transfer Corporations' system, and in researching the records of any such previous stock transfer agent to identify and resolve errors and discrepancies contained therein.

    12. Compliance with Law.  Securities Transfer Corporation may, without liability to the Company, refuse to perform any act in connection with this agreement where in good faith reliance upon the opinion of its counsel, it believes in good faith that such act may subject it or its officers or employees to criminal liability under any law of any state or of the United States and, in particular, under the Securities Act of 1933.

    13.  Stock Certificates and Signatures.  Should the Company elect to issue stock certificates, the Company shall furnish Securities Transfer Corporation with a sufficient supply of blank stock certificates and from time to time will renew such supply upon the request of Securities Transfer.  Such blank stock certificates shall be properly signed by officers of the Company authorized by law or by the Company's bylaws to sign stock certificates and, if required, shall bear the corporate seal or facsimile thereof.

The Company shall file promptly with Securities Transfer Corporation written notice of any change in the officers authorized to sign stock certificates, written instructions or requests, together with specimen signature of each newly authorized officer.  In case any officer of the Company who shall have properly signed blank stock certificates shall die, resign or be removed prior to the issuance of such certificates, Securities Transfer Corporation as transfer agent and/or as registrar may issue or register such stock certificates as the stock certificates of the Company notwithstanding such death, resignation, or removal; and the Company shall file promptly with Securities Transfer Corporation such approval, adoption or ratification as may be required by law.

    14.  Effective Date.  This appointment shall be effective at the opening of business on June 24, 2014.

15.  Necessary Documentation.  Prior to the effective date of this appointment, the Company shall furnish the following documents to Securities Transfer Corporation:

(a) A copy of the resolution of the Board of Directors ratifying, confirming and approving this Agreement, certified by the Secretary of the Company.

(b) A copy of the Company's Articles of Incorporation and all amendments thereto, certified by the Secretary of State of the State of the Company's incorporation.

(c)   A copy of the most recent Bylaws of the Company certified by the Secretary of the Company.

(d) Specimen stock certificates, if any, for each class of stock (outstanding or to be outstanding) of the Company for which Securities Transfer Corporation is being appointed transfer agent and registrar.

(e)  A list, certified by the Secretary of the Company or the transfer agent which Securities Transfer Corporation is succeeding, showing the number and date of each outstanding certificate, the name in which issued, the number of shares represented thereby, the address and taxpayer identifying number of the stockholder, all stop transfer orders in respect to such certificate and the reason for such orders and, finally, all certificates issued as replacements for those reported lost, stolen, or destroyed.

(f) A list, certified by the Secretary of the Company, showing the number and date of each outstanding Insider (Non-Registered) certificate, the name in which issued, the number of shares represented thereby, and the address and taxpayer identifying number of the stockholder.

(g) A copy of the resolution of the Board of Directors, certified by the Secretary of the Company, authorizing Securities Transfer Corporation to proceed from time to time with any necessary replacements of lost, stolen or destroyed certificates, upon bond(s) or other indemnity satisfactory to Securities Transfer Corporation.

(h)  Any additional information as may be specifically requested by Securities Transfer Corporation in connection with its appointment or the performance of its duties.

    16.  Future Amendments of Charter and Bylaws.  The Company shall file with Securities Transfer Corporation certified copies of all amendments to its articles of incorporation or bylaws made after the date of creation of the agency.

    17.  Fees.  The Company shall pay to Securities Transfer Corporation such fees for Securities Transfer's services as are reflected in the Fee Schedule attached hereto as Appendix A and incorporated herein by this reference, and shall reimburse Securities Transfer Corporation for all extra-ordinary out-of-pocket expenses pre-approved by the Company and incurred in the performance of Securities Transfer Corporation's duties hereunder.

    18.  Printing of New Stock Certificates. Prior to printing of any new stock certificates which we will countersign, proofs thereof must be submitted to Securities Transfer Corporation for approval.

    19.  Stock Listed on a Securities Exchange. If the class of stock for which Securities Transfer Corporation is appointed is listed on a Securities Exchange, the Company will comply with the rules and regulations of such Exchange including application to the Exchange for the listing of additional shares sufficiently in advance so as to permit, upon receipt by Securities Transfer Corporation of such authorization from the Exchange as may be required, the timely issuance and delivery as Transfer Agent or registration as Registrar of certificates representing such additional shares. Securities Transfer Corporation may rely upon any listing application, letters or other written instruments executed by an officer of the Company and directed to the Exchange by counsel for the Company as though such letters, instruments, or opinions had been addressed or submitted to Securities Transfer Corporation itself and with the same rights of indemnification as described in paragraph 10 above.

    20.  Notice to Securities Transfer Corporation. The Company shall promptly notify Securities Transfer Corporation:

         A.  All action, when declared, with respect to the payment or non-payment of cash dividends.

         B.  Any prospectus, preliminary and final, of the Company as filed with the Securities and Exchange
         Commission.

         C.  All material, including that for annual or special meetings, mailed by the Company to its stockholders.

     21.  Filing Requirements. The Company will promptly file with Securities Transfer Corporation when effective or available, a copy of each of the following:

         A.  Any final listing application for additional amounts of listed securities.

         B.  Any prospectus, preliminary and final, of the Company as filed with the Securities and Exchange
         Commission.

         C.  All material, including that for annual or special meetings, mailed by the Company to its stockholders.

    22.  Termination.  This Agreement may be terminated by either party without cause upon receipt of written notice thirty days prior to the termination date.  Securities Transfer Corporation further reserves the right to terminate this Agreement upon thirty (30) days advance notice to the Company in the event of a disagreement concerning the lawfulness of any transfer or other action requested by the Company, failure to timely pay fees due Securities Transfer Corporation or other cause, whether or not similar to the foregoing.  Securities Transfer Corporation shall be reimbursed for all reasonable expenses, including charges for the shipment of records, associated with termination of this Agreement by either party, and the termination fee stated in Appendix A.

          This Agreement shall carry a modified term and termination clause.  The Company hereby agrees to a Two (2) year term from the date hereof, under which if the Company opts to terminate this Agreement before 2 years it would owe the termination fee plus Fifty percent (50%) of the remainder of the commitment, not to exceed $3,500.  If the Company terminates due to wilful negligence on the part of Securities Transfer Corporation, or its inability to continue to perform as transfer agent, there will be neither a termination fee nor a plus amount.  After 2 years the term goes to month to month with a termination fee of $750.00.

    23. Successor Transfer Agent. Any corporation into which STC may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which STC may be a party, or any corporation succeeding to the corporate trust business of STC, shall be the successor to STC hereunder without the execution or filing of any paper or any further act of a party or the parties hereto. In any such event that the name of STC is changed, STC or such successor may adopt the countersignatures of the original transfer agent and may countersign such certificates either in the name of the predecessor transfer agent or in the name of the successor transfer agent.

    24. Additional Services. The performance by Securities Transfer Corporation of lost shareholder searches shall be subject to the Company’s prior review, and fees and charges of Securities Transfer Corporation to such lost shareholders for re-unifying them with their assets shall be subject to the Company’s approval.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

SECURITIES TRANSFER CORPORATION,

By:/s/Kevin Halter, Jr.
      Authorized Signature

FOXBY CORP.

By:/s/ Thomas B. Winmill
      Authorized Signature

RESOLUTION OF APPOINTMENT
(Exhibit A)

I, John F. Ramirez, Secretary of Foxby Corp., a corporation organized and existing under the laws of the State of Maryland, hereby certify that the following is a true and correct extract from the minutes of the Board of Directors duly called and held on the 11th day of June 2014, at which a quorum was present and voting throughout:

    RESOLVED, that effective (date) June 24, 2014 Securities Transfer Corporation is hereby appointed Transfer Agent and Registrar for the shares set forth below to act in accordance with the terms and conditions of the Agreement submitted to, approved at this meeting, and incorporated herein by reference.

Class of Stock and Par Value                                          Shares Covered by this Appointment
Common                      $0.01                                                          500,000,000

Preferred

    FURTHER RESOLVED, that Securities Transfer Corporation shall be entitled to rely and act upon any written orders or directions regarding the issuance of delivery of certificates for the above described shares signed by any of the following: (President, Secretary, and Assistant Secretary Etc.)

Thomas Winmill, President

John Ramirez, Secretary

Thomas O’Malley, Vice President

Heidi Keating, Vice President

Eric Hwang, Vice President

    FURTHER RESOLVED, that the Secretary or Assistant Secretary of this Company will certify to Securities Transfer Corporation from time to time the names of the officers of this Company authorized by these resolutions to act in the premises together with the specimen signatures of such officers; and Securities Transfer Corporation shall be entitled as against this Company to conclusively presume that the persons so certified as officers continue, respectively, to act as such and that each of the foregoing resolutions continue in force until otherwise notified in writing by the Secretary or other officer of this Company.

    I FURTHER CERTIFY:

That the authorized and issued stock of the Company is as follows:

Class	Par Value Per Share	Number of Shares Authorized	Number of Shares Covered by This Appointment
Common	$0.01	500,000,000	500,000,000

Preferred

That the issued shares above are represented by the following number of shares issued old or reclassified stock (if none, so indicate):

Old Class & Par Value	Shares Issued	Unit Rate of Exchange	Total Shares in Terms of New Class
N/A

That of the shares authorized but unissued, the following number of shares is reserved for the specific purposes shown (if none, so indicate):

Class & Par Value	Number of Shares Each Reservation	Purpose
N/A

The CUSIP number of the Company 351645 106

The IRS employer identification number of the Company is 39-1966806

That the address of the Company to which notices may be sent is
11 Hanover Square, Floor 12
New York, NY 10005

Phone # 212-785-0900  Fax #  212-785-0900
E-Mail address jramirez@foxbycorp.com

That the following persons are duly elected and qualified officers of the Company, presently holding the offices indicated, and that their signatures as shown below are genuine:

TITLE	NAME	SIGNATURE

Chairman of the Board:	Thomas B. Winmill	/s/ Thomas B. Winmill

Chief Executive Officer:	Thomas B. Winmill	/s/ Thomas B. Winmill

President:	Thomas B. Winmill	/s/ Thomas B. Winmill

Vice President:	Thomas O’Malley	/s/ Thomas O'Malley

Vice President:	Heidi Keating	/s/ Heidi Keating

Vice President	Eric Hwang	/s/ Eric Hwang

Treasurer:	Thomas O’Malley	/s/ Thomas O'Malley

Secretary:	John F. Ramirez	/s/ John F. Ramirez

That the name and address of legal counsel for the Company is
K&L Gates LLP

Phone # 202-778-9000 Fax # 202-778-9100
E-Mail address Darrell.Mounts@klgates.com

That the names of other Transfer Agents and Registrars of the stock of the Company are: (if none, so indicate)

Class of Stock                                                                           Transfer Agents(s)                            Registrar(s)
N/A

That a copy of each transfer journal, fully describing stock certificates canceled and issued, shall be sent to the following (if none required, so state):

WITNESS my hand and the seal of the Company this 24th day of June 2014

Corporate Seal                                       /s/ John F. Ramirez
                                                                              Secretary

SECURITIES TRANSFER CORPORATION
(Appendix A)

*FEE SCHEDULE*
REGULAR SERVICES

Shareholder Account Maintenance
Cancel and Issue Stock Certificates (1)
Post Canceled and Issued Certificates
Prepare Daily Stock Transfer Journals
Maintain Stop Transfer Orders
Post Name and Address Changes
Maintain File of Undeliverable and Returned Mailings
Consulting Services for New or Secondary Issues
Quarterly Shareholder Listing
Transfer Journals (monthly)
Processing Replacement of Lost or Stolen Certificates (2)
Obtaining Approval to Transfer Rule 144 Sales and Related Processing (2)

$250.00 per month Included Included Included Included Included Included Included Included Included $75.00 $75.00
DIRECT REGISTRATION SERVICES Participant monthly account maintenance Fast System & DWAC New account set-up fee Yearly Statements Transaction Statements Postage for Statements Envelopes	Included Included Included $2.00 per participant account $2.00 per mailing Billed at cost $0.10 each
SPECIAL SERVICES

Stock Splits, Name Change, Tenders, Mergers & Exchanges (3)
Initial Public Offering (4)
Prepare and Print Dividend Checks
1099 Preparation
Warrant Exercise and Issuance of New Certificates
Proxy Tabulations and Reporting Results
Attend Shareholder Meeting
Audit Verification
Lost shareholder Data-Base Search (S.E.C. Rule 17Ad-17)
Escheatment
Wire Transfer
S.E.C. Edgar Filing
Termination of Services (5)

Storage of Records for Document Companies

$10.00 per Shareholder ($50.00 minimum)
$10.00 per Shareholder ($50.00 minimum)
$2.00 per Shareholder ($50.00 minimum)
$2.00 per Shareholder ($50.00 minimum)
$30.00 per Exercise ($50.00 minimum)
$0.75 per Shareholder ($50.00 minimum)
At cost + $750.00 (Included if attendance is by phone)
$75.00
Included
$50.00 per Shareholder
$25.00 per Wire
Call for Quote
$750.00 + 50% of the remaining contract if prior to 2 year anniversary.
N/A

WEB HOSTING SERVICES FOR PROXY & ANNUAL MEETING Proxy Statement & Annual report hosting Email notification to Shareholders Online proxy delivery & voting	$300.00 per proxy season Included Included
MAILING SERVICES Postage (6) Print Mailing Labels Solicitation to Brokers Affix Mailing Labels Fold or Insert Mailing Pieces Metering of Postage Sealing Envelopes Collating Other Mailing Services	At cost $0.11 per Shareholder ($50.00 minimum) Proxy $2.00 per Broker ($50.00 minimum) $0.10 each label $0.07 each piece $0.05 each envelope $0.05 by machine ($0.10 by hand) $0.10 each piece At cost
* Fee schedule subject to change with 90 day notice

(1)  The established Transfer and Issuance fee is $30.00 (Paid by the Broker, or Shareholder)
(2)  Paid by the Shareholder
(3)  Paid by company for issuance of a new certificate via letter of transmittal.
(4)  Or per new certificate(s) issued (Includes Certificate issuance, Envelope & Insurance) Postage is additional and is billed at cost.
(5)  Flat termination fee of $750.00 plus cost of shipping records if after 2 year anniversary from the date of this agreement.
(6)  Postage must be paid in advance.

INSIDER (NON-REGISTERED)
SHAREHOLDER LISTING
(Exhibit B)

I, the undersigned, Secretary of

FOXBY CORP.

do hereby certify that the attached is a true and exact listing of the insider shareholders that are presently holding non-registered (restricted) shares in the corporation. The shareholders, who have been listed, are complete as to certificate number, original date of issuance, complete name and address, social security number, and current shares held by certificate.

The shareholders represented on this listing are to have stop transfer instructions placed against all shares which they now own. This list is to serve as your stop transfer listing for the initial shareholders.

I, the undersigned, also certify as Secretary of the corporation that in addition to the insider (non-registered) shareholder listing, I have attached a complete listing of all persons who, as of this date, are to be considered as control persons or affiliates.

Any addition or deletions made to this listing after this date will be forwarded to Securities Transfer Corporation at the time such additions or deletions are made.

Dated June 24, 2014

/s/ John F. Ramirez
'Secretary

RESOLUTION
PERTAINING TO THE
REPLACEMENT OF STOCK CERTIFICATES
(Exhibit C)

I, the undersigned, Secretary of

FOXBY CORP.

a corporation organized and existing under the laws of the State of Maryland, hereby certify that the following is a true and correct extract from the minutes of a meeting of the Board of Directors duly called and held on the 11th day of June, 2014, at which a quorum was present and voting throughout:

"WHEREAS Securities Transfer Corporation, a Transfer Agent (the "Transfer Agent") for the following described stock of this corporation:

PAR VALUE                                                          CLASS
$0.01                                                                        Common

may be called upon from time to time to issue replacements for certificates of such stock which have been reported lost, destroyed, mutilated or stolen, and the Transfer Agent may be called upon from time to time to transfer such stock registered in the names of decedents whose estates are not to be administered under the jurisdiction of a court; and

"WHEREAS said Transfer Agent has entered into an agreement with a Surety Company (the "Surety Company") whereby the Surety Company has issued a Comprehensive Transfer Agent's Indemnity Bond (hereinafter called the "Bond"); and

"WHEREAS from time to time it may become necessary and appropriate for the Transfer Agent to proceed with the replacement of lost, destroyed, mutilated or stolen stock certificates outside of its arrangement with the Surety Company, now therefore, be it

"RESOLVED that in case application shall be made to the Transfer Agent for the replacement of certificates of any of the above described stock of this corporation which have been reported lost, destroyed, mutilated or stolen, or in case application be made to the Transfer Agent for the transfer of such stock registered in the name of a decedent whose estate is not to be administered under the jurisdiction of a court, the Transfer Agent is authorized to proceed with such replacement and/or transfer, and the Registrar for such stock, is authorized to register the newly issued certificates, all without further authority from this Board, upon the condition that a properly executed copy of the applicable Exhibit or Exhibits called for by the Bond shall have been filed with this corporation; and

"FURTHER RESOLVED that the Transfer Agent is hereby authorized to issue, and the Registrar to register stock certificates to replace those which may be lost, destroyed, mutilated, or stolen upon being furnished with a proof of such loss, destruction, mutilation or theft and indemnity satisfactory to them in a form other than that provided by the Surety Company, which indemnity shall include this corporation as an oblige; and

"FURTHER RESOLVED that these resolutions shall remain in full force and effect until written notice of revocation thereof has been given by this corporation to the Transfer Agent and to the Registrar."

IN WITNESS WHEREOF, I have hereunto affixed my signature and the seal of the corporation this 24th day of June, 2014

Corporate Seal
                                        /s/ John F. Ramirez
                                                    Secretary

CORPORATE SEAL FORM

Date June 24, 2014

Company FOXBY CORP.

State of Incorporation Maryland

IMPRESS CORPORATE SEAL THREE TIMES

SIGNATURES FOR STOCK CERTIFICATES
(Exhibit D)

Please sign your name three times each in black ink, and number 1 through 3 in order of preference for printing of the stock certificates.

President                                                                                                                           Secretary

DOCUMENTS TO BE FILED WITH SECURITIES TRANSFER CORPORATION
TO SUPPORT THE APPOINTMENT AS TRANSFER AGENT & REGISTRAR

(Items required are indicated by check mark)

To be Compiled by Company

1. Certification appointing STC as Transfer Agent and /or Registrar. (Form enclosed)

2. Certification of Authority of Officers who will direct STC as agent, with specimen signature.
(Form enclosed)

3. The Articles of Incorporation and Amendments certified by the Secretary of State of the Incorporation.

4. Opinion of Counsel for stock issued and outstanding prior to our appointment.

5. By-laws and Amendments certified by Corporate Secretary.

6. Specimen stock certificates, together with certified copy of the Resolution adopting such certificates.

7. Supply of blank stock certificates. (From previous transfer agent)

8. Latest filling of the Company's 10Q and or 10K with the S.E.C.

STC will execute two copies of the agreement and forward both to the Client Company.  The Client Company will complete and execute the STC agreements and return one copy to STC.

Sample Notification Letter
To Prior Transfer Agent/Registrar

The Board of Directors of (Company Name) on (date) appointed Securities Transfer Corporation as the Corporation's Transfer Agent and Registrar for all its classes of stock. You should discontinue transferring share ownership at the close of business on (effective date).

Please provide requested records to Securities Transfer Corporation as the successor agent. This may include the delivery of computer records, detail certificate listings and stop records prior to the effective date.

STC will be advised by a copy of this letter to arrange for pick-up our unissued certificate inventory to be silvered over, and to leave a sufficient supply for your needs through the effective date. Unused certificates should then be destroyed and a destruction certificate prepared and sent to both the corporation and Securities Transfer Corporation.

Thank you for your cooperation.

Sincerely,

cc:  Securities Transfer Corporation
      2591 Dallas Parkway Ste 102
      Frisco TX  75034
      Phone 469-633-0101  Fax 469-633-0088